SECURITIES AND EXCHANGE COMMISSION

                       Washington, D. C. 20549



                              FORM 8-K
                           CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                           April 19, 1999

                        BELLSOUTH CORPORATION
          (Exact name of registrant as specified in its charter)


         Georgia                 1-8607            58-1533433
       (State or other          (Commission      (IRS Employer
       jurisdiction of           File Number)     Identification
       incorporation)                                 No.)


Room 15G03, 1155 Peachtree Street, N. E., Atlanta, Georgia    30309-3610
       (Address of principal executive offices)               (Zip Code)


         Registrant's telephone number, including area code
                            (404) 249-2000

Item 5.  Other Events


Qwest announcement
------------------
On April 19, 1999, BellSouth announced a new strategic relationship with Qwest Communications International Inc. See Exhibit 99a for a complete copy of the related press release.


First Quarter 1999 Earnings
---------------------------
On April 20, 1999, BellSouth announced earnings for the first quarter of 1999. See Exhibit 99b for a complete copy of the related press release.


Earnings guidance
---------------------------------
     BellSouth believes that normalized earnings growth will be from 13 percent to 15 percent for fiscal 2000 before impacts of accounting for software capitalization.


SAFE HARBOR STATEMENT
---------------------
     Statements that do not address historical performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on a number of assumptions, including but not limited to:
(1) continued domestic economic growth and demand for BellSouth's services; (2) economic, monetary, regulatory and political stability where BellSouth conducts its international operations; (3) the reasonable accuracy of BellSouth's expectations of the impact on its international operations of weakening currencies in Latin America as compared to the U.S. Dollar; (4) the reasonable accuracy of BellSouth's expectations of the results of regulatory actions as well as costs and recoveries with respect to access reform, universal service and interconnection; (5) the reasonable accuracy of BellSouth's estimate of regulatory authorization to provide wireline long distance services and the impact of competition in its markets; and (6) satisfactory identification and completion of Year 2000 software and hardware revisions by BellSouth and entities with which it does business. Any developments significantly deviating from these assumptions could cause actual results to differ materially from those forecast or implied in the aforementioned forward-looking statements.

                              SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




BELLSOUTH CORPORATION


By:  /s/ W. Patrick Shannon
      W. Patrick Shannon
      Vice President and Controller
      April 20, 1999